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                                                                    EXHIBIT 10.2

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[LOGO]    BANK OF AMERICA                             AMENDMENT TO DOCUMENTS
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                    AMENDMENT NO. 2 TO BUSINESS LOAN AGREEMENT


This Amendment No. 2 (the "Amendment") dated as of July 30, 1997, is between Bank of America National Trust and Savings Association (the "Bank") and Dura Pharmaceuticals, Inc., a Delaware Corporation (the "Borrower").

                                       RECITALS

A. The Bank and the Borrower entered into a certain Business Loan Agreement dated as of April 14, 1997, and amended as of May 8, 1997 (the "Agreement").

B. The Bank and the Borrower desire to amend the Agreement to permit the Borrower to execute the Indenture (as defined in Paragraph 6.7 below) and to provide that this Agreement is Designated Senior Indebtedness (as defined in the Indenture) for purposes of the Indenture.

                                      AGREEMENT

1. DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.  AMENDMENTS.  The Agreement is hereby amended as follows:

2.1  Subparagraph 6.2(d) is amended and restated in its entirety as follows:

"(d) Within the periods provided in (a) and (b) above, a compliance certificate of the Borrower signed by the Borrower's Chief Financial Officer or Vice President Finance in the form of Exhibit A attached hereto."

2.2  Paragraph 6.3 is amended and restated in its entirety as follows:

"6.3 NET WORTH. To maintain on a consolidated basis for each quarterly accounting period Net Worth equal to, on a cumulative basis, at least the sum of:

(a)  Four Hundred Fifty Million Dollars ($450,000,000); PLUS

(b) the sum of 50% of net income after income taxes (without subtracting losses) earned in each quarterly accounting period commencing with the quarter ended June 30, 1997; PLUS

(c) the net proceeds from any equity securities (including shares issued upon the exercise of stock options) issued in each quarterly accounting period commencing with the quarter ended June 30, 1997; PLUS

(d) any increase in stockholders' equity resulting from the conversion of debt securities to equity securities issued in each quarterly accounting period commencing with the quarter ended June 30, 1997; MINUS

(e) cash and noncash charges for in-process technology purchased from Spiros Development Corporation (the "Spiros Charges") incurred in such quarterly accounting period commencing with the quarter ended June 30, 1997, up to a maximum of Twenty Million Dollars ($20,000,000) in the aggregate.


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'Net Worth' means the gross book value of the Borrower's assets less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets."

2.3  Paragraph 6.4 is amended and restated in its entirety as follows:

"6.4 MAXIMUM ADJUSTED FUNDED DEBT TO ADJUSTED EBITDA.  To maintain a ratio of
    (i) funded debt, including all interest bearing obligations but excluding obligations owing to Procter & Gamble Pharmaceuticals, Inc. for the Entex Products up to a maximum of Twenty Million Dollars ($20,000,000) LESS domestic cash and domestic cash equivalents up to an amount equal to the face amount of the Notes issued pursuant to and as defined in the Indenture TO (ii) EBITDA of not greater than the ratio indicated for each period specified below:

              Period                             Ratio
              ------                             -----

    From and including the date of
    this Agreement to and including
    August 31, 1997                         2.00 to 1.00

    From and including September 1,
    1997 and thereafter                     1.75 to 1.00

    Upon the Bank's request, from time to time, the Borrower shall provide evidence acceptable to the Bank of cash equivalents. For purposes of this Agreement, cash equivalents means:

(a)  domestic certificates of deposit or domestic time deposits;

(b)  U.S. treasury bills and other direct obligations of the federal government;

(c)  shares in domestic money market funds;

(d) readily marketable obligations of an agency of the United States of America that are generally considered in the securities industry to be implicit obligations of the federal government;

(e) prime bankers' acceptances and commercial paper issued by financial institutions rated at least A1 by Standard & Poors Ratings Group or at least P-1 by Moody's Investors Service, Inc.; and

(f)  repurchase agreements covering U.S. government securities.

For purposes of this Agreement, `EBITDA' means net income for such period, LESS, to the extent added in determining such net income, interest income, PLUS, to the extent deducted in determining such net income, (i) interest expense, (ii) depreciation, (iii) depletion, (iv) amortization, (v) all federal, state, local and foreign income taxes and (vi) the Spiros Charges up to a maximum of Twenty Million Dollars ($20,000,000) in the aggregate. This ratio will be calculated at the end of each fiscal quarter using the results of that quarter and each of the three immediately preceding quarters."

2.4  Paragraph 6.5 is amended and restated in its entirety as follows:

"6.5 MINIMUM EBIT. To maintain on a consolidated basis EBIT of at least $0 for each quarterly accounting period.

For purposes of this Agreement 'EBIT' means net income for such period, LESS, to the extent added in determining such net income, interest income, PLUS, to the extent deducted in determining such net income, (i) interest expense, all federal, state, local and foreign income taxes and (iii) the Spiros Charges up to a maximum of Twenty Million Dollars ($20,000,000) in the aggregate."

2.5  Paragraph 6.7 is amended by the addition of the following as subparagraph
    (f):

"(f) Debt pursuant to that certain Indenture to be dated as of July 30, 1997, between the Borrower and Chase Trust Company of California, as trustee ('Indenture')."

2.6  Paragraph 6.13 is amended by the addition of the following as subparagraphs
    (f), (g), (h) and (i):


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"(f) any proposed amendment or modification of the Indenture.

"(g) any amendment or modification of the Indenture, including a duly executed copy thereof.

"(h) any Event of Default (as defined in the Indenture) with respect to the Notes (as defined in the Indenture).

"(i) any Change in Control (as defined in the Indenture)."

2.7 Paragraph 6.21 is amended by the addition of the following as subparagraph
    (h):

"(h) acquire assets, including license agreements and product rights in an aggregate amount exceeding One Hundred Million Dollars ($100,000,000), which amount shall include contingent acquisition obligations incurred before or after the date of this Agreement and shall exclude the sum of Seventy Million Dollars ($70,000,000) relating to the Borrower's acquisition of the rights to the Nasarel and Nasalide products."

2.8  The following is added as Paragraph 6.23:

"6.23 AMENDMENT OF INDENTURE. Not amend, waive or supplement the Indenture without the prior written consent of the Bank if such amendment, waiver or supplement, in the reasonable opinion of the Bank, adversely affects the rights of the Bank under this Agreement, including, without limitation, any amendment, waiver or supplement which may (i) increase the rate of, change the time for payment of interest on, or the fixed maturity of any Note, (ii) increase the principal of any Note, (iii) grant collateral to secure any Note, or (iv) shorten the 120 day or 181 day periods provided in Section 4.3 of the Indenture."

2.9  The following is added as Paragraph 8.13:

"8.13 DEFAULT OF NOTES. Any Event of Default (as defined in the Indenture) occurs under the Indenture or any Note."

2.10  The following is added as Paragraph 8.14:

"8.14 CHANGE IN CONTROL. A Change in Control (as defined in the Indenture) occurs and one or more holders of Notes (as defined in the Indenture) has the right to require the Borrower to repurchase its Note(s)."

2.11  The following is added as Paragraph 9.12:

"9.12 VOLUNTARY TERMINATION OF COMMITMENT. The Borrower may, upon not less than three business days' prior notice to the Bank, terminate the Commitment. Once terminated in accordance with this Paragraph, the Commitment may not be reinstated. All outstanding principal, accrued but unpaid interest, and accrued commitment fees to, but not including the effective date of any termination of the Commitment, shall be paid on the effective date of such termination."

2.12 The Borrower's address for notices on the signature page of the Agreement is amended in full to read as follows:

              "7474 Lusk Boulevard
               San Diego, California  92121-4204"

3. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within the Borrower's powers, has been duly authorized, and does not conflict with any of the Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

4. FEE. On or before August 6, 1997, the Borrower will pay to the Bank an amendment fee of Ten Thousand Dollars ($10,000). The fee shall be used in part by the Bank to reimburse the Bank for legal costs incurred by the Bank in the preparation of this Amendment.

5.  CONDITIONS.  This Amendment will be effective when the Bank receives:


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(a)  a duly executed copy of the Indenture, in form and substance satisfactory to Bank;

(b) a duly executed copy of the Agreement and Plan of Merger of Borrower and Dura Pharmaceuticals, Inc. (a California Corporation);

(c)  a duly executed Copy of the Borrower's By-Laws;

(d) a duly executed, file stamped copy of the Borrower's Articles of Incorporation.

6. EFFECT OF AMENDMENT. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

This Amendment is executed as of the date stated at the beginning of the Amendment.

BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION


By:/s/ Susan J. Pepping
   ---------------------------
Susan J. Pepping
Title:  Vice President



DURA PHARMACEUTICALS, INC.

By:/s/ James W. Newman
   ---------------------------
James W. Newman
Title:  Senior Vice President,
Finance and Administration


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